Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Confederate Motors, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Joseph Mitchell , Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ended March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such  Quarterly Report on Form 10-Q for the period ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of Confederate Motors, Inc.

Date: August 9, 2012	By:	/s/ Joseph Mitchell
Joseph Mitchell, CFO Principal Financial Officer